Exhibit 99.1

PRESS RELEASE

Frequency Electronics, Inc. Announces Second Quarter and Fiscal Year 2026 Financial Results

Mitchel Field, NY, December 11, 2025 – Frequency Electronics, Inc. (“FEI” or the “Company”) (NASDAQ-FEIM) is pleased to announce its financial results for the second quarter and fiscal year 2026.

Revenue for the three and six months ended October 31, 2025, was approximately $17.1 million and $30.9 million, respectively, compared to $15.8 million and $30.9 million, respectively, reported for the same period of fiscal year 2025. Operating income for the three and six months ended October 31, 2025 was $1.7 million and $2.1 million, respectively, compared to $2.6 million and $5.0 million, respectively, reported for the same period of the previous fiscal year. Net Income from operations for the three and six months ended October 31, 2025, was $1.8 million or $0.18 per diluted share and $2.4 million or $0.25 per diluted share, respectively, compared to a net income from operations for the three and six months ended October 31, 2024 of $2.7 million or $0.28 per diluted share and $5.1 million or $0.53 per diluted share, respectively. Net cash provided by operating activities was approximately $0.6 million in the six months of fiscal year 2026, compared to net cash provided by operations of $2.4 million for the same period of fiscal year 2025. Backlog at October 31, 2025 was approximately $82 million compared to $70 million at April 30, 2025.

FEI President and CEO, Tom McClelland commented, “Our second quarter fiscal year 2026 performance was strong by a number of measures, with revenue of $17.1 million, and a record $81.7 million funded backlog. Revenue is up 24%, quarter over quarter, and represents the third highest quarterly revenue in the last decade. As we reported last quarter, Q1 results were impacted by customer induced delays on several programs. As anticipated, those delays are behind us, as evidenced by the Q2 financials. During Q2 we did experience delays in getting under contract on several programs due to the government shutdown; however, we expect any impact from this to be reversed in Q3 and Q4. All of which leads to optimism going forward.

“We anticipate multiple awards in the coming months, some of which are as large or larger than the largest contracts we have ever won. This near term growth is largely in FEI’s core technologies, for which we have deep experience, and thus confidence in our ability to execute with high margins. The evidence suggests that this core business will continue to grow for the foreseeable future, well beyond the next few quarters. On top of this, the Company is pursuing additional growth opportunities in quantum sensing, including magnetometers and other alternative position, navigation and timing (ALT-PNT) solutions, and proliferated satellite applications. These are expected to contribute significantly to expansion of FEI’s markets, and to growth in the 3 to 5 year time frame, and beyond. In other words, we expect continued strength in our core business to build a multi-year bridge to our next generation growth opportunities, and we believe those future growth opportunities will be additive to, not substitutive of, our strong core business.

“The second annual Quantum Sensing Summit, which was originally scheduled for the last week of October, was ultimately postponed due to constraints on government participation during the shutdown. However, it has been re-scheduled for January 14 – 15, 2026, at the same location in New York City. This scientific conference will convene leaders from government, academia, industry, and other laboratories to explore emerging technologies, discuss strategies for realizing their full potential, and reinforce our nation’s leadership in this critical field as well as FEI’s expanding strategic role in advancing this technology. We are excited about the enthusiasm which has developed around this event. Additional details related to this event are available on the Frequency Electronics website.”

Investor Conference Call

As previously announced, the Company will hold a conference call to discuss these results on Thursday, December 11, 2025, at 4:30 PM Eastern Time. Investors and analysts may access the call by dialing 1-888-506-0062. International callers may dial 1-973-528-0011. Callers should provide participant access code: 533796 or ask for the Frequency Electronics conference call.

The archived call may be accessed by calling 1-877-481-4010 (domestic), or 1-919-882-2331 (international), for one week following the call (replay passcode: 53356). Subsequent to that, the call can be accessed via a link available on the Company’s website through March 11, 2026.

About Frequency Electronics

Frequency Electronics, Inc. (FEI) is a world leader in the design, development and manufacture of high precision timing, frequency generation and RF control products for space and terrestrial applications. FEI’s products are used in satellite payloads and in other commercial, government and military systems including C4ISR and electronic warfare, missiles, UAVs, aircraft, GPS, secure communications, energy exploration and wireline and wireless networks. FEI-Zyfer provides GPS and secure timing capabilities for critical military and commercial applications; FEI-Elcom Tech provides Electronic Warfare (“EW”) sub-systems and state-of-the-art RF and microwave products. FEI has received over 100 awards of excellence for achievements in providing high performance electronic assemblies for over 150 space and DOD programs. The Company invests significant resources in research and development to expand its capabilities and markets.

www.frequencyelectronics.com

FEI’s Mission Statement: “Our mission is to transform discoveries and demonstrations made in research laboratories into practical, real-world products. We are proud of a legacy which has delivered precision time and frequency generation products, for space and other world-changing applications that are unavailable from any other source. We aim to continue that legacy while adapting our products and expertise to the needs of the future. With a relentless emphasis on excellence in everything we do, we aim, in these ways, to create value for our customers, employees, and stockholders.”

Forward-Looking Statements

The statements in this press release regarding future earnings and operations and other statements relating to the future constitute “forward-looking” statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, our inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, reliance on key customers, continued acceptance of the Company’s products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, other supply chain related issues, increasing costs for materials, operating related expenses, competitive developments, changes in manufacturing and transportation costs, the availability of capital, the outcome of any litigation and arbitration proceedings, and failure to maintain an effective system of internal controls over financial reporting. The factors listed above are not exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the Securities and Exchange Commission. The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed on July 18, 2025 with the Securities and Exchange Commission includes additional factors that could materially and adversely impact the Company’s business, financial condition and results of operations, as such factors are updated from time to time in our periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New factors emerge from time to time and it is not possible for management to predict the impact of all these factors on the Company’s business, financial condition or results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by the Company or its management may turn out to be incorrect. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contactinformation:	Dr. Thomas McClelland, President and Chief Executive Officer;
Steven Bernstein, Chief Financial Officer;

Telephone: (516) 794-4500 ext.5000	WEBSITE :	www.freqelec.com

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	(unaudited)		(unaudited)
	2025	2024	2025	2024
Revenues	$17,127	$15,820	$30,939	$30,898
Cost of revenues	10,591	8,201	19,321	16,580
Gross margin	6,536	7,619	11,618	14,318
Selling and administrative	3,623	3,388	7,207	6,234
Research and development	1,199	1,613	2,332	3,101
Operating income	1,714	2,618	2,079	4,983
Interest and other, net	56	175	248	373
Income before Income Taxes	1,770	2,793	2,327	5,356
(Benefit) provision for Income Taxes	(31)	139	(108)	272
Net income	$1,801	$2,654	$2,435	$5,084

Net income per share:
Basic and diluted income per share	$0.18	$0.28	$0.25	$0.53

Weighted average shares outstanding
Basic and diluted	9,760	9,585	9,741	9,562

Frequency Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2025	April 30, 2025
	(unaudited)
ASSETS
Cash and cash equivalents	$2,992	$4,720
Accounts receivable, net	6,069	5,914
Contract assets	15,501	17,914
Inventories, net	24,682	23,487
Other current assets	1,675	1,071
Property, plant & equipment, net	6,601	6,188
Other assets	12,896	12,374
Deferred taxes	12,153	12,045
Right-of-use assets – operating leases	8,302	8,659
Restricted cash	1,384	1,365
	$92,255	$93,737

LIABILITIES AND STOCKHOLDERS’ EQUITY
Lease liability - current	$2,083	$2,027
Contract liabilities	11,095	13,454
Other current liabilities	6,488	7,950
Other long-term obligations	7,819	7,957
Operating lease liability – non-current	6,315	6,729
Stockholders’ equity	58,455	55,620
	$92,255	$93,737

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